February 22, 2012

Securities & exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE: American Depositary Shares evidenced by One (1) American Depositary Receipts representing One (1) Ordinary Share of
 Centrais Eletricas de Santa Catarina S.A.
(Form F6 File No. 823795)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of BNY Mellon, as Depositary for securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in share classification for Centrais
Eletricas de Santa Catarina S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b) (3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate with revised share classification for Centrais Eletricas de Santa Catarina
S.A.

The Prospectus has been revised to reflect the new ratio, and has been overstampted with

Effective February 24, 2012, the underlying shares of each American Depositary Share will be reclassified to Preferred Shares.

Please contact me with any questions or comments at 212 8153626.

Juliana Dager
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)






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